                                                                   Exhibit 10.28

================================================================================

                            ASSET PURCHASE AGREEMENT

                          Dated as of October 16, 2001

                                  by and among

                CAPITAL ADVERTISING, INC., CAPITAL MEDIA II, INC.
                      and CAPITAL OUTDOOR, INC., as Seller

                                       and

                        NEXTMEDIA OUTDOOR, INC., as Buyer

================================================================================

                                TABLE OF CONTENTS

                                                                        Page
ARTICLE I      DEFINED TERMS..........................................    1

     1.1       Defined Terms..........................................    1

ARTICLE II     SALE AND PURCHASE OF ASSETS............................    5

     2.1       Agreement to Sell and Purchase.........................    5
     2.2       Excluded Assets........................................    6
     2.3       Nonassignable Assumed Contracts........................    6
     2.4       Liabilities............................................    7
     2.5       Purchase Price.........................................    9
     2.6       Adjustments and Prorations.............................    9
     2.7       Allocation.............................................   10
     2.8       1031 Exchange..........................................   10

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER...............   10

     3.1       Organization, Standing and Authority...................   10
     3.2       Authorization and Binding Obligation...................   11
     3.3       Absence of Conflicting Agreements......................   11
     3.4       Licenses...............................................   11
     3.5       Site Leases............................................   11
     3.6       Title to and Condition of Personal Property............   12
     3.7       Assumed Contracts......................................   12
     3.8       Consents...............................................   12
     3.9       Advertising Displays...................................   12
     3.10      Financial Information..................................   12
     3.11      Reports................................................   13
     3.12      Taxes..................................................   13
     3.13      Claims; Legal Actions..................................   13
     3.14      Compliance with Laws...................................   13
     3.15      Undisclosed Liabilities................................   14
     3.16      Books and Records......................................   14
     3.17      Assets.................................................   14

                                TABLE OF CONTENTS
                                   (continued)

                                                                        Page
     3.18      Environment, Health and Safety........................    14
     3.19      Brokerage.............................................    14
     3.20      Affiliated Transactions...............................    14
     3.21      Real Property.........................................    15
     3.22      Absence of Certain Changes............................    15
     3.23      Seller's Financial Condition..........................    15
     3.24      No Third Party Options................................    15
     3.25      Full Disclosure.......................................    15

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER...............    15

     4.1       Organization, Standing and Authority..................    15
     4.2       Authorization and Binding Obligation..................    15
     4.3       Absence of Conflicting Agreements or Consents.........    16
     4.4       Brokerage.............................................    16

ARTICLE V      COVENANTS.............................................    16

     5.1       Further Assurances....................................    16
     5.2       Accounts Receivable...................................    16
     5.3       Taxes, Fees and Expenses..............................    17
     5.4       Bulk Sales Law........................................    17
     5.5       Confidentiality.......................................    17
     5.6       Noncompetition and Nonsolicitation....................    17
     5.7       Financial Information.................................    19
     5.8       Employee Matters......................................    19
     5.9       Compliance with Laws..................................    19
     5.10      Additional Site.......................................    22
     5.11      Condemnation Indemnity................................    22
     5.12      255 Centre Street Lease...............................    23
     5.13      Advertising Contract Covenant.........................    24

ARTICLE VI     CLOSING; TERMINATION AND RISK OF LOSS.................    24

     6.1       Closing...............................................    24

                                TABLE OF CONTENTS
                                   (continued)

                                                                        Page
     6.2       Deliveries by Seller...................................   24
     6.3       Deliveries by Buyer....................................   25

ARTICLE VII    SURVIVAL AND INDEMNIFICATION...........................   26

     7.1       Survival of Representations, Warranties and Covenants..   26
     7.2       Indemnification by Seller..............................   26
     7.3       Indemnification by Buyer...............................   27
     7.4       Procedure for Indemnification..........................   27
     7.5       Limitations on Indemnification.........................   28

ARTICLE VIII   MISCELLANEOUS..........................................   29

     8.1       Notices................................................   29
     8.2       Benefit and Binding Effect.............................   30
     8.3       Headings...............................................   30
     8.4       Gender and Number......................................   30
     8.5       Counterparts...........................................   30
     8.6       Entire Agreement.......................................   30
     8.7       Amendment..............................................   30
     8.8       Severability...........................................   30
     8.9       Governing Law..........................................   31
     8.10      Jurisdiction...........................................   31

                                    EXHIBITS
                                    --------

Exhibit A         Form of Indemnification Escrow Agreement
Exhibit B         Form of Bill of Sale
Exhibit C         Form of Assignment and Assumption Agreement

                                    SCHEDULES
                                    ---------

Schedule 1.1(a)   Advertising Contracts
Schedule 1.1(b)   Advertising Displays
Schedule 2.6      Deposits Under Site Leases
Schedule 2.7      Allocation of Purchase Price
Schedule 3.4      Licenses
Schedule 3.5      Site Leases
Schedule 3.6      Personal Property
Schedule 3.7      Assumed Contracts
Schedule 3.8      Consents
Schedule 3.10     Financial Information
Schedule 3.12     Taxes
Schedule 3.13     Claims; Legal Actions
Schedule 3.15     Undisclosed Liabilities
Schedule 3.18     Environment, Health and Safety
Schedule 3.20     Affiliated Transactions
Schedule 3.22     Material Changes
Schedule 5.6      Non-Restricted Displays
Schedule 5.8      Employees
Schedule 5.9      Purchase Price Per Advertising Display

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of October 16,
                                          ---------
2001 is made and entered into by and among CAPITAL ADVERTISING, INC., a New York corporation ("Advertising"), CAPITAL MEDIA II, INC., a New York corporation
              -----------
("Media"), and CAPITAL OUTDOOR, INC., a New York corporation ("Outdoor")
  -----                                                        -------
(Advertising, Media and Outdoor are hereinafter collectively referred to as "Seller"), NEXTMEDIA OUTDOOR, INC., a Delaware corporation ("Buyer") and, solely
 ------                                                      -----
with respect to Section 5.6 hereof, Jeffrey D. Gerson and Isaac Levy.
                -----------

                             PRELIMINARY STATEMENTS

          WHEREAS, Seller owns and operates an outdoor advertising business which develops billboard sites and sells advertising on billboards in the Market (as defined herein) (the "Business"); and
                          --------

          WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain Assets (as defined herein) used in the operation of Seller's Business upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT

                                   ARTICLE I

                                  DEFINED TERMS

     1.1 Defined Terms. The following terms shall have the following meanings in
         -------------
this Agreement:

          "Accountant" shall have the meaning set forth in Section 2.6(b)
                                                           --------------
hereof.

          "Accounts Receivable" means any and all amounts or other obligations
           -------------------
owed to Seller by reason of a sale of a good or the provision of a service (including the provision of outdoor advertising) in the ordinary course of Seller's conduct of the Business prior to the date hereof and for which such goods have been sold or such services have been provided and for which Buyer has no liability or obligation with respect thereto.

          "Additional Site" shall have the meaning set forth in Section 5.10
           ---------------                                      ------------
hereof.

          "Advertising" shall have the meaning set forth in the recitals above.
           -----------

          "Advertising Contracts" shall mean the contracts, including trade
           ---------------------
advertising contracts, whether written or oral, for advertising services to be provided by Seller (including rental of space on Advertising Displays) in effect as of the date hereof which relate to the site locations to be acquired hereunder. All Advertising Contracts in effect as of the date hereof are listed on Schedule 1.1(a) hereto.
   ---------------

          "Advertising Displays" shall mean the illuminated and unilluminated
           --------------------
bulletins, panels and other outdoor advertising displays, including billboards and the existing structures used in the display thereof (such as supporting structures, upright beams, brackets, lighting equipment and other fixtures attached thereto), whether or not in the process of construction or assembly, reflected on Schedule 1.1(b) hereof as being owned, leased, used or operated by
             ---------------
Seller and which relate to the site locations to be acquired hereunder. All Advertising Displays as of the date hereof are described on Schedule 1.1(b)
                                                            ---------------
hereto.

          "Affiliate" has the meaning given to such term in Rule 12b-2 of
           ---------
Regulation 12B under the Exchange Act.

          "Agreement" shall have the meaning set forth in the recitals above.
           ---------

          "Ancillary Agreements" shall have the meaning set forth in Section 3.2
           --------------------                                      -----------
hereof.

          "Assets" shall have the meaning set forth in Section 2.1 hereof.
           ------                                      -----------

          "Assumed Contracts" means, collectively, the contracts, leases,
           -----------------
commitments and agreements (including any amendments or other modifications thereto) to which Seller is a party which relate to the operation of the site locations to be acquired hereunder and which are listed on Schedule 3.7 hereof,
                                                           ------------
including, without limitation, contracts relating to the operation, construction and development of the Advertising Displays, the Advertising Contracts and the Site Leases.

          "Assumed Liabilities" shall have the meaning set forth in Section
           -------------------                                      -------
2.4(a) hereof.
------

          "Basket" shall have the meaning set forth in Section 7.5(b) hereof.
           ------                                      --------------

          "Bulk Sales Law" shall have the meaning set forth in Section 5.4
           --------------                                      -----------
hereof.

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banking institutions in New York, New York are not required to be open.

          "Business" shall have the meaning set forth in the recitals above.
           --------

          "Buyer" shall have the meaning set forth in the recitals above.
           -----

          "Cause of Action" means a right to receive or recover property, debt
           ---------------
or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise.

The term shall include, but shall not be limited to, rights to judgments, settlements and proceeds from judgments or settlements.

          "Claimant" shall have the meaning set forth in Section 7.4(a) hereof.
           --------                                      --------------

          "Closing" means the consummation of the transactions contemplated by
           -------
this Agreement in accordance with the provisions of Article VI hereof.
                                                    ----------

          "Closing Date" means the date of the Closing specified in Article VI
           ------------                                             ----------
hereof.

          "Closing Payment" shall have the meaning set forth in Section 2.5
           ---------------                                      -----------
hereof.

          "Code" means the Internal Revenue Code of 1986, as amended to the date
           ----
hereof.

          "Collection Period" shall have the meaning set forth in Section 5.2
           -----------------                                      -----------
hereof.

          "Consents" means the consents of third parties, including, without
           --------
limitation, applicable governmental authorities, necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated hereby, all of which Consents are set forth on Schedule 3.8 hereto.
                                       ------------

          "Environmental Claims" refers to any complaint, summons, citation,
           --------------------
notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws with respect to the ownership of the Assets or the operation of the Business.

          "Environmental Laws" include the Comprehensive Environmental Response,
           ------------------
Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment, including, without limitation, the protection of surface water, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including, without limitation, protection of the health and safety of employees.

          "Exchange Act" shall have the meaning set forth in Section 5.7 hereof.
           ------------                                      -----------

          "Excluded Assets" shall have the meaning set forth in Section 2.2
           ---------------                                      -----------
hereof.

          "Excluded Liabilities" shall have the meaning set forth in Section
           --------------------                                      -------
2.4(b) hereof.
------

          "Financial Information" shall have the meaning set forth in Section
           ---------------------                                      -------
3.10 hereof.
----

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied, of the United States.

          "Hazardous Substances" means all substances, materials or waste that
           --------------------
are regulated by federal, state or local government under the Environmental Laws as hazardous, toxic or pollutants or contaminants as well as any petroleum or petroleum derived product.

          "Indemnifying Party" shall have the meaning set forth in Section
           ------------------                                      -------
7.4(a).
------

          "Licenses" means all of the licenses, permits and other authorizations
           --------
issued by, or pending with, any federal, state or local governmental authorities with respect to the Assets which are used in connection with the operation of the site locations to be acquired hereunder, including, without limitation, those listed on Schedule 3.4 hereto.
                ------------

          "Liens" means any claims, mortgages, pledges, liens, security or other
           -----
third party interests, conditional sales agreements, options, encumbrances, debts or charges of any kind.

          "Market" means each of the following locations in which Seller
           ------
currently conducts the Business and in which Assets are being transferred to
Buyer: the counties of New York, Bronx and Queens within New York City, New
York.

          "Media" shall have the meaning set forth in the recitals above.
           -----

          "Nonassignable Right" shall have the meaning set forth in Section
           -------------------                                      -------
2.3(a) hereof.
------

          "Noncompete Period" shall have the meaning set forth in Section 5.6(b)
           -----------------                                      --------------
hereof.

          "Outdoor" shall have the meaning set forth in the recitals hereof.
           -------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Personal Property" includes, without limitation, computer programs,
           -----------------
computer software, copyrights, patents, trademarks, leasehold improvements, supplies, spare parts and all other tangible or intangible personal property which is owned, used or leased by Seller and which relates directly to the operation of the site locations to be acquired hereunder, all of which is listed on Schedule 3.6 hereto.
   ------------

          "Proceeding" shall have the meaning set forth in Section 5.9 hereof.
           ----------                                      -----------

          "Purchase Price" means the consideration payable to Seller for the
           --------------
Assets as provided in Section 2.5 hereof.
                      -----------

          "Restricted Parties" shall have the meaning set forth in Section
           ------------------                                      -------
5.6(a) hereof.
------

          "Restrictive Covenant" shall have the meaning set forth in Section
           --------------------                                      -------
5.6(a) hereof.
------

          "Securities Act" shall have the meaning set forth in Section 5.7
           --------------                                      -----------
hereof.

          "Seller" shall have the meaning set forth in the recitals above.
           ------

          "Site Leases" shall mean all leases, licenses, easements, occupancy
           -----------
agreements and other grants of the right to use real property not owned in fee by Seller for the use, operation, construction, or management of Advertising Displays, and all extensions, modifications or renewals (whether or not pursuant to different terms and conditions) thereof to which Seller was a party or of which it had the benefit as of the date hereof, including, without limitation, rights to locations on which structures have not been built. All Site Leases as of the date hereof are listed on Schedule 3.5 hereto, which sets forth for each
                                 ------------
Site Lease: (a) the location of the property, (b) the name of the lessor or grantor, (c) the annual base rent for such Site Lease, if any, and (d) the expiration date of such site lease, if any.

          "Taxes" means all federal, state, county, local, foreign and other
           -----
taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "1031 Exchange" shall have the meaning set forth in Section 2.8
           -------------                                      -----------
hereof.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

     2.1 Agreement to Sell and Purchase. Subject to the terms and conditions set
         ------------------------------
forth in this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the rights, title and interest of Seller in and to certain of the assets related to the operation of Seller's Business (collectively, the "Assets"), free and clear of any Liens
                                      ------
(except as otherwise expressly set forth herein), as described below:

          (a) All of the Assumed Contracts;

          (b) All of Seller's right, title and interest in and to the Licenses;

          (c) The Advertising Displays;

          (d) The Personal Property;

          (e) All files, books and other records relating to the operation of the site locations to be acquired hereunder, including, without limitation, executed copies of the Assumed Contracts or, if no executed agreement exists, a summary of such Assumed Contract, price lists, marketing information, sales records, customer lists and files;

          (f) All rights under, or pursuant to, all warranties, representations and guarantees made by suppliers or servicers in connection with the Advertising Displays to the extent that such warranties, representations and guarantees are assignable; and

          (g) Except as provided in Section 2.2 below, all such other assets,
                                    -----------
properties, interests and rights owned, leased, licensed or used by Seller in connection with the operation of the site locations to be acquired hereunder, including the goodwill associated therewith.

     2.2 Excluded Assets. All assets of Seller not specifically described in
         ---------------
Section 2.1 above, including, but not limited to, the assets hereinafter
-----------
described in this Section 2.2, shall be retained by Seller, shall not be
                  -----------
acquired by Buyer and shall be deemed excluded assets (collectively, the "Excluded Assets"):
 ---------------

          (a) Seller's Accounts Receivable;

          (b) All cash on hand and in bank accounts, and other cash items and equivalents of Seller as of the date hereof;

          (c) Seller's minute books and other books and records relating to its internal governance matters, and any books and records not related to the Assets and to the operations thereof;

          (d) Seller's right, title and interest in and to the names "Capital Advertising," "Capital Media II" and "Capital Outdoor" or any derivations thereof;

          (e) Any claims, rights or interests of Seller in or to any refunds of federal, state or local franchise, income or other Taxes or fees of any nature whatsoever which either: (i) relate solely to the period prior to the Closing Date; or (ii) do not relate to the Assets;

          (f) All contracts other than the Assumed Contracts and all assets or funds held in trust, or otherwise, associated with or used in connection with Seller's employee benefit plans, programs or arrangements; and

          (g) All of Seller's rights in and to all Causes of Action relating to the Assets which existed on or prior to the date hereof and which relate entirely to the period prior to the Closing Date.

     2.3 Nonassignable Assumed Contracts.
         -------------------------------

          (a) Nonassignability. Without limiting or otherwise affecting the
              ----------------
rights of Buyer pursuant to Article VII of this Agreement, to the extent that
                            -----------
any Assumed Contract or

License is not capable of being assigned without the consent, approval or waiver of a third Person, or if such assignment or attempted assignment would constitute a breach thereof or a violation of any law or regulation (each, a "Nonassignable Right"), nothing in this Agreement will constitute an assignment
 -------------------
or require the assignment thereof, except to the extent provided in this Section
                                                                         -------
2.3.
---

          (b) Seller to Use Commercially Reasonable Efforts. Notwithstanding
              ---------------------------------------------
anything to the contrary contained herein, Seller shall not be obligated to assign to Buyer any rights or obligations in, to or under any of the Nonassignable Rights without first having obtained all consents, approvals or waivers necessary for such assignment; provided, however, that Seller shall use
                                       --------  -------
its commercially reasonable efforts to obtain all such consents, approvals and waivers. Buyer acknowledges and agrees that it shall cooperate with Seller in Seller's efforts to obtain all required consents, approvals and waivers.

          (c) If Waivers or Consents Cannot Be Obtained. To the extent that any
              -----------------------------------------
consent, approval or waiver required for the assignment of any Nonassignable Right cannot be obtained by Seller either prior to or after the Closing, then Seller shall use its commercially reasonable efforts to: (i) provide to Buyer the financial and business benefits of such Nonassignable Right and (ii) enforce, at the request of Buyer and for the account of Buyer, any rights of Seller arising from any such Nonassignable Right (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer).

     2.4 Liabilities.
         -----------

          (a) Assumed Liabilities. Subject to the provisions of Section 2.4(b)
              -------------------                               --------------
herein, at Closing, Buyer shall assume, discharge and perform the liabilities and obligations of Seller arising or to be performed after the Closing Date under the Assumed Contracts and Licenses in effect on the Closing Date and all other liabilities and obligations that arise from the ownership or operation of the Assets after the Closing Date. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed
                                                             -------
Liabilities."
-----------

          (b) Excluded Liabilities. Notwithstanding anything contained in this
              --------------------
Agreement to the contrary, Buyer shall not assume or otherwise be liable in respect of, or be deemed by virtue of the execution and delivery of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other liability of Seller, or any of Seller's Affiliates, other than the Assumed Liabilities, including, without limitation, any of the following liabilities or obligations of Seller (collectively, the "Excluded Liabilities"):
 --------------------

               (i) any obligations or liabilities of Seller or any predecessor or Affiliate of Seller which in any way relate to, or arise out of, any of the Excluded Assets;

               (ii) any and all Tax liabilities of Seller;

               (iii) any liabilities or obligations of Seller owed to any of its Affiliates;

               (iv) any liabilities or obligations of Seller for borrowed money or for interest on such borrowed money;

               (v) any liabilities or obligations arising out of any breach by Seller or any predecessor or Affiliate of Seller of any of the terms or conditions of any provision of any contract;

               (vi) any liabilities or obligations of Seller or any predecessor or Affiliate of Seller resulting from, caused by or arising out of, any violation of law;

               (vii) any claims, liabilities, or obligations of Seller as an employer, including, without limitation, liabilities for wages, supplemental unemployment benefits, vacation benefits, severance benefits, retirement benefits, Federal Consolidated Omnibus Budget Reconciliation Act of 1985 benefits, Federal Family and Medical Leave Act of 1993 benefits, Federal Workers Adjustment and Retraining Notification Act obligations and liabilities, or any other employee benefits, withholding Tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to any employee benefit plans;

               (viii) any claims, liabilities, losses, damages, or expenses relating to any litigation, proceeding, or investigation of any nature arising out of Seller's ownership of the Assets or Seller's operation of its Business on or prior to the Closing Date including, without limitation, any claims against or any liabilities for injury to, or death of, persons or damage to or destruction of property, any workers' compensation claims, and any warranty claims;

               (ix) except as may otherwise be provided herein, any accounts payable, other indebtedness, obligations or accrued liabilities of Seller;

               (x) any claims, liabilities, losses, damages, expenses or obligations resulting from the failure to comply with, or imposed pursuant to, any Environmental Law or resulting from the use, presence, generation, storage, treatment, transportation, handling, disposal, emission or release of Hazardous Substances, solid wastes, or gaseous matters by Seller or by any other Person related to, or affiliated with, Seller, the Assets or Seller's operation of the Business to the extent related to, arising from or otherwise attributable to acts or omissions prior to, or conditions existing as of, the Closing Date, including, without limitation, any liability or obligation for cleaning up waste disposal sites from or related to acts or omissions occurring on or prior to the Closing Date;

               (xi) any fees and expenses incurred by Seller in connection with negotiating, preparing, closing, and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Seller's attorneys, accountants, consultants and brokers; and

               (xii) any liabilities or obligations with respect to any contracts that Buyer is not specifically assuming.

Seller acknowledges and agrees that Seller shall pay promptly when due any and all Excluded Liabilities not discharged by it at or prior to Closing.

     2.5 Purchase Price. The Purchase Price for the Assets is Eight Million
         --------------
Eight Hundred Fifty Six Thousand, Six Hundred Seventeen Dollars ($8,856,617) and shall be paid to Seller or its designee at Closing by wire transfer to an account or accounts designated by Seller (the "Closing Payment"); provided,
                                               ---------------    --------
however, that notwithstanding anything to the contrary contained in this
-------
Agreement, Eight Hundred Eighty Five Thousand, Six Hundred Sixty One Dollars and Seventy Cents ($885,661.70) of the Purchase Price will be paid into escrow at Closing and retained therein pursuant to an Indemnification Escrow Agreement, substantially in the form of Exhibit A hereto, by and among Buyer, Seller and
                             ---------
the escrow agent named therein.

     2.6 Adjustments and Prorations.
         --------------------------

          (a) All revenues arising from the ownership and operation of the Assets, earned or accrued until midnight on the day prior to the Closing Date, and all expenses, costs or liabilities, arising therefrom incurred, accrued or payable up until such time including, without limitation, business, license, utility charges, real and personal property Taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges and Taxes (other than income Taxes, which shall be Seller's sole responsibility for all Taxable periods ending prior to the Closing Date, and those Taxes arising from the sale and transfer of the Assets, which, in the case of transfer and other similar Taxes shall be paid as set forth in
Section 5.3) shall be prorated between Buyer and Seller in accordance with the
-----------
principle that: (i) Except as provided below, Seller shall receive all revenues, refunds and deposits (to the extent such refunds or deposits can be released or refunded) of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the operation of the Business and the ownership of the Assets for the period prior to the Closing Date and (ii) Buyer shall receive all revenues earned or accrued, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the operation of the Assets for the period commencing on and continuing after the Closing Date (provided, however, that Buyer shall have no
                                   --------  -------
responsibility for any wages, salaries, vacation, sick pay or other similar expenses of any employee of Seller, it being understood that Buyer is not the successor employer of any of Seller's employees). Notwithstanding the foregoing, Seller shall receive $20,416.69 from Buyer at Closing, which amount represents a credit for rent abatement from October 2001 through April 2002, for the site lease located at 255 Centre Street, New York, New York, in consideration of Seller's expenditures for the Advertising Display at such location. Notwithstanding the foregoing, Buyer shall have the right to receive from each of the lessors under the Site Leases identified on Schedule 2.6 the deposits
                                                   ------------
related to such Site Leases and

Seller acknowledges that it shall have no interest in such deposits. On the Closing Date, Buyer shall pay Seller an amount equal to the Site Lease deposits referenced on Schedule 2.6.
              ------------

          (b) Adjustments and prorations pursuant to this Section 2.6 will,
                                                          -----------
insofar as feasible, be determined and paid on the Closing Date based upon Seller's calculation thereof delivered to Buyer prior to the Closing Date and approved by Buyer, with final settlement and payment by the appropriate party occurring as described below. In the event any adjustment must be made post-Closing, the determination of the amount of adjustment under this Section
                                                                       -------
2.6 shall be made by Buyer. Upon such determination, within ninety (90) days
---
following the Closing Date, Buyer shall submit such determination to Seller for approval. If Seller disagrees with the determination made by Buyer of the adjustment, Seller shall give prompt written notice thereof, but in no event later than ten (10) days after receipt of such determination, specifying in reasonable detail the nature and extent of such disagreement and stating the amount of Seller's proposed final allocation and proration, and Buyer and Seller shall have a period of ten (10) days in which to resolve such disagreement in good faith. If the parties are unable to resolve such disagreement within such 10-day period, the matter shall be submitted to the New York, New York office of Arthur Andersen LLP, an independent certified public accounting firm ("Accountant"), which accounting firm shall be directed to submit a final
  ----------
resolution to Buyer and Seller within thirty (30) days. Accountant's determination shall be binding on both Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of Accountant, if any. Within ten (10) Business Days following a final determination hereunder of the adjustments or prorations (either by agreement of the parties or pursuant to the dispute mechanism described above), the party obligated to make payment will pay the amounts determined to be due and owing in accordance with this Section 2.6.
                     -----------

     2.7 Allocation. The Purchase Price for the Assets shall be allocated in
         ----------
accordance with Schedule 2.7 hereto. Such allocation shall be consistently
                ------------
reported by Buyer and Seller on Form 8594 in compliance with Section 1060 of the Code.

     2.8 1031 Exchange. Buyer hereby agrees to reasonably cooperate with Seller
         -------------
in connection with a proposed "Section 1031 Exchange" pursuant to the Code (the "1031 Exchange"), including paying all or part of the Purchase Price to a
 -------------
"qualified intermediary" (as such term is used in the Code), provided that Buyer
                                                             --------
shall not incur any liability or expense in connection with the foregoing. In this regard, Buyer agrees that, notwithstanding the provisions of Section 8.2 of
                                                                  -----------
this Agreement, Seller may assign all or a portion of the benefits of this Agreement, but not its obligations, to such a qualified intermediary. Seller agrees to indemnify Buyer and its Affiliates from and against any and all losses, damages, liabilities, claims, costs and expenses, interest, penalties, judgments and settlements (including, without limitation, reasonable attorneys' fees and disbursements), resulting from, imposed upon or incurred by Buyer or its Affiliates in connection with such 1031 Exchange or such assignment and acknowledges that the indemnification liability imposed pursuant to this Section
                                                                         -------
2.8 shall not be subject to the limitations imposed in Article 7. Seller hereby
---                                                    ---------
covenants and agrees that in connection with the consummation of the proposed 1031 Exchange that it will use no portion of the Purchase Price delivered to the qualified intermediary to acquire or to purchase any interest in any outdoor advertising business or any assets associated with any outdoor advertising business.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     3.1 Organization, Standing and Authority. Each Seller is a corporation
         ------------------------------------
validly existing and in good standing under the laws of the State of New York. Seller has all necessary power and authority to own, lease and operate its Business as now being conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which its operation of its Business or its ownership or leasing of property makes such qualification necessary.

     3.2 Authorization and Binding Obligation. Seller has the requisite power
         ------------------------------------
and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith, including, without limitation, the Bill of Sale and the Assignment and Assumption Agreement (the "Ancillary Agreements"), and all necessary actions on
                           --------------------
the part of Seller have been duly and validly taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller, and each of the Ancillary Agreements to be delivered by Seller, when executed and delivered at Closing, will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as provided by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general equitable principles.

     3.3 Absence of Conflicting Agreements. Neither the execution, delivery or
         ---------------------------------
performance of this Agreement or the Ancillary Agreements when so executed (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby: (i) will conflict with any provision of the organizational charter or bylaws of any Seller; (ii) will conflict with, will result in a breach of, or will constitute a default under any applicable law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality; (iii) will result in a breach of, will conflict with, will constitute a default under or will permit any party to terminate, modify, accelerate the performance of or cancel the terms of, any Assumed Contract or License to which Seller is a party or by which Seller may be bound; or (iv) will create any Lien upon any of the Assets.

     3.4 Licenses. Schedule 3.4 hereto contains a true, correct and complete
         --------  ------------
list of all of the Licenses. The Licenses comprise all of the permits and other authorizations used by Seller in connection with the operation of the Advertising Displays and the other Assets. The Licenses, to the best of Seller's knowledge after reasonable inquiry, are now in full force and effect. Upon consummation of the transactions contemplated hereby, all of Seller's right, title and interest in the Licenses will be transferred to Buyer.

     3.5 Site Leases. Schedule 3.5 hereto contains a true, correct and complete
         -----------  ------------
list of the Site Leases used in connection with, or necessary to operate, the Advertising Displays to be acquired hereunder. Seller has good and marketable title to all of the Site Leases and none of such Site Leases is subject to any Lien, except for: (a) Liens described on Schedule 3.5, (b) Liens for Taxes not
                                         ------------
yet due and payable and (c) such imperfections of title and encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use or anticipated use of the property subject thereto or affected thereby. Each of the Site Leases is in full force and effect. Upon consummation of the transactions contemplated hereby, the Site Leases will be transferred to Buyer subject to the obtaining of the consents reflected in Schedule 3.8. Except as otherwise disclosed on Schedule 3.5, Seller
             ------------                                   ------------
is not, and to Seller's knowledge, no other party is in material default under any Site Lease. Seller has the full legal power and authority to assign its rights under each Site Lease listed on Schedule 3.5 hereto to Buyer.
                                       ------------

     3.6 Title to and Condition of Personal Property. Schedule 3.6 hereto
         -------------------------------------------  ------------
contains a true, correct and complete list of the items of Personal Property which permit the operation of the site locations to be acquired hereunder as now being operated. Seller has good and marketable title to all Personal Property and none of the Personal Property is subject to any Lien, except for: (a) Liens for Taxes not yet due and payable and (b) such imperfections of title and encumbrances, if any, which are not, individually or in the aggregate, material in character, in amount or extent, and which do not detract from the value, or interfere with the present use, of the Personal Property subject thereto or affected thereby. Seller is not, and to Seller's knowledge no other party is, in material default under any of the leases, licenses or other agreements relating to the Personal Property. Except as otherwise disclosed in Schedule 3.6 hereto,
                                                           ------------
the Personal Property listed therein is in good operating condition and repair (ordinary wear and tear excepted), permits the operation of the site locations to be acquired hereunder as currently operated without any immediate need for replacement and is available for immediate use.

     3.7 Assumed Contracts. Schedule 3.7 hereto contains a true, correct and
         -----------------  ------------
complete list of all of the Assumed Contracts in effect on the date hereof. On or prior to the date hereof, Seller has provided Buyer with true, correct and complete copies of the Assumed Contracts set forth on Schedule 3.7. All of the
                                                      ------------
Assumed Contracts are in full force and effect and are valid, binding and enforceable against Seller in accordance with their terms. Except as otherwise disclosed on Schedule 3.7, there is no default or breach by Seller, or to
             ------------
Seller's knowledge, any other party to any Assumed Contract and there are no negotiations pending or in progress to revise, modify, terminate or extend any such Assumed Contracts. To Seller's knowledge, there is no provision in any Assumed Contract which any party to such Assumed Contract is unable to perform. The Assumed Contracts are the only contractual agreements necessary to operate the site locations to be acquired hereunder as currently operated and as presently proposed to be operated.

     3.8 Consents. Schedule 3.8 sets forth: (a) those Assumed Contracts which
         --------  ------------
require consent or notice for assignment to Buyer and (b) all of the other consents, governmental or otherwise, required to consummate the transactions contemplated hereby. Except for the Consents described on Schedule 3.8 hereto,
                                                          ------------
no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any contract to which Seller is a party is required or declaration to or filing with any governmental or regulatory authority, or any other third party is required to: (i) execute this Agreement or any Ancillary Agreement, (ii) consummate this Agreement or any Ancillary Agreement and the transactions contemplated hereby or thereby, or (iii) permit Seller to assign or transfer the Assets to Buyer.

     3.9 Advertising Displays. Seller owns the Advertising Displays, all of
         --------------------
which are free and clear of all Liens.

     3.10 Financial Information. Schedule 3.10 hereto contains a true, correct
          ---------------------  -------------
and complete list of all of the financial information that has been delivered to Buyer by Seller related to the Assets to be acquired by Buyer (the "Financial
                                                                    ---------
Information"). The Financial Information was prepared by Seller in accordance
-----------
with its past practice, consistently applied. The Financial Information is true and correct in all material respects.

     3.11 Reports. All returns, reports and statements relating to the Assets or
          -------
to the operation of the Business which Seller is required to file with any governmental agency have been filed, and all reporting requirements of governmental authorities having jurisdiction over the ownership of the Assets or the operation of the Business have been complied with.

     3.12 Taxes. Except to the extent set forth in Schedule 3.12, Seller has
          -----                                    -------------
filed or has caused to be filed all federal, state, county, local or city Tax Returns affecting the Assets or the operation of the Business which are required to be filed by Seller, and all Tax assessments and other governmental charges which are due and payable have been timely paid. To Seller's knowledge, there are no Tax liens upon the Assets. With respect to the Assets or the operation of the Business, all Tax reports filed by Seller fairly reflect the Taxes of Seller for the periods covered thereby and the Seller has received no notice of any Tax deficiency or delinquency. With respect to the Assets or the operation of the Business, no Internal Revenue Service audit of Seller is pending or, to the knowledge of Seller, threatened and the results of any completed audits are set forth in Schedule 3.12 hereto. All monies required to be withheld by Seller from
         -------------
employees or collected from customers for income taxes, social security and unemployment insurance Taxes and sales, excise and use Taxes, and the portion of any such Taxes to be paid by Seller to governmental agencies or set aside in accounts for such purposes have been so paid or set aside, or such monies have been approved, reserved against and entered upon the books of Seller.

     3.13 Claims; Legal Actions. Except as set forth on Schedule 3.13, there are
          ---------------------                         -------------
no actions, suits, proceedings, orders or claims pending or, to the knowledge of Seller, threatened against Seller, or pending or threatened by Seller against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which relate to, or in any way affect, the Assets or the operation of the Business (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any Ancillary Agreement). Seller is not subject to any judgment, order or decree of any court or other governmental agency, and Seller has received no written opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which relates to, or in any way affects, the Assets or the operation of the Business.

     3.14 Compliance with Laws. Seller has complied in all material respects
          --------------------
with all applicable federal, state and local laws, rules, regulations, ordinances, codes, statutes, judgments, orders and decrees in connection with the ownership of the Assets and the operation of the Business; provided,
                                                               --------
however, that this Section 3.14 shall not be applicable to, or be deemed to
-------            ------------
include any representation or warranty with respect to any License, or any law, regulation, ordinance, code, statute, judgement, order or decree relating to any License or the operation of any Advertising Displays thereunder. Except as disclosed in Schedule 3.13, Seller has not received written notice of any
             -------------
violation (which has not been cured) of any law, regulation, ordinance, code, statute, judgement, order or decree. To Seller's knowledge, neither the ownership nor the use of the Assets conflicts with the rights of any other Person.

     3.15 Undisclosed Liabilities. With respect to the Business or the ownership
          -----------------------
and operation of the Assets, except as set forth in Schedule 3.15 hereto or as
                                                    -------------
otherwise disclosed in this Agreement or any Schedule or exhibit hereto, Seller has no contingent liabilities or other liabilities outside the ordinary course of business.

     3.16 Books and Records. The books and other records of the Seller relating
          -----------------
to the Assets are true, correct and complete in all material respects.

     3.17 Assets. The Assets include all assets used in connection with the
          ------
operation of the site locations to be acquired hereunder as currently operated. Seller will transfer good and valid title to the Assets other than the Licenses, as to which it will transfer all its right, title and interest, free and clear of any Liens.

     3.18 Environment, Health and Safety. To Seller's knowledge, except as set
          ------------------------------
forth on Schedule 3.18:
         -------------

          (a) Seller's operation of the Assets and the Business is in compliance in all material respects with Environmental Laws;

          (b) Seller has obtained, and is in material compliance with, all necessary permits or authorizations that are required under Environmental Laws to operate the Assets and the Business;

          (c) No Environmental Claims have been asserted against Seller or, to the knowledge of Seller, any predecessor in interest, nor does Seller have knowledge or notice of any threatened or pending Environmental Claim against Seller; and

          (d) Seller further represents that it has delivered to Buyer true, correct and complete copies of all environmental reports, studies, investigations or correspondence in Seller's possession, if any, regarding any environmental conditions at any of the Site Lease locations.

     3.19 Brokerage. Except for Johnson, Fretty & Co., LLC, there are no claims
          ---------
for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Seller. Seller shall pay, and shall hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     3.20 Affiliated Transactions. Except as set forth on Schedule 3.20 hereto,
          -----------------------                         -------------
no officer, director, employee, shareholder, member or Affiliate of Seller or any individual related by blood, marriage, or adoption to any such individual or any entity in which such Person owns any beneficial interest, is a party to any agreement, contract, commitment, or transaction with Seller with respect to the Assets.

     3.21 Real Property. Seller does not own any real property which is used in
          -------------
connection with the operation of the Assets.

     3.22 Absence of Certain Changes. Except as set forth on Schedule 3.22,
          --------------------------                         -------------
since June 1, 2001, there has not been: (a) any material damage, destruction or loss of any kind with respect to the Assets not covered by valid and collectible insurance, nor, to Seller's knowledge, has there been any event or circumstance which has had, or reasonably could be expected to have, a material adverse effect on the ownership of the Assets or the operation of the Business; (b) any change by Seller in its financial or Tax accounting principles or methods, except insofar as required by GAAP or applicable law; (c) any sale or encumbrance of any of the Assets except in the ordinary course of business; or
(d) any adverse change in Seller's relationship with its material lenders, suppliers or customers which has had, or reasonably could be expected to have, a material adverse effect on the ownership of the Assets or the operation of Business. Seller has no reason to believe that any such adverse change may be reasonably likely to occur.

     3.23 Seller's Financial Condition. No insolvency proceedings of any
          ----------------------------
character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Business are pending, or to Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute a basis for, the institution of any such insolvency proceedings.

     3.24 No Third Party Options. There are no existing agreements with, options
          ----------------------
or rights of, or commitments to any Person, other than to Buyer, to acquire any of the Assets or any interest therein.

     3.25 Full Disclosure. No representation or warranty by Seller contained in
          ---------------
this Agreement (including the schedules hereto), or in any certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein made not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.1 Organization, Standing and Authority. Buyer is a corporation validly
         ------------------------------------
existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization and Binding Obligation. Buyer has the requisite power and
         ------------------------------------
authority to execute, deliver, and perform this Agreement and any Ancillary Agreements and all necessary action on the part of Buyer has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer, and each of the Ancillary Agreements to be delivered by Buyer, when executed and delivered at Closing, will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as provided by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general equitable principles.

     4.3 Absence of Conflicting Agreements or Consents. No consent,
         ---------------------------------------------
authorization, approval, order, license, certificate or permit of or from, or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any contract to which Buyer is a party is required for the execution, delivery or performance of this Agreement or any Ancillary Agreement. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby or thereby: (i) will conflict with the certificate of incorporation of Buyer; (ii) will conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality or (iii) will conflict with, result in a breach of, constitute a default under, permit any party to terminate, modify, accelerate the performance of or cancel the terms of, any agreement, lease, instrument of indebtedness, license or other obligations to which Buyer is a party, or by which Buyer may be bound, such that Buyer could not acquire the Assets or operate the Assets.

     4.4 Brokerage. There are no claims for brokerage commissions, finders' fees
         ---------
or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Buyer. Buyer shall pay, and hold Seller harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys fees and out-of-pocket expenses) arising in connection with any such claim.

                                    ARTICLE V

                                    COVENANTS

     5.1 Further Assurances. From and after the Closing, Seller shall from time
         ------------------
to time, at the request of, and without further cost and expense to Buyer, take such actions, and shall execute and deliver to Buyer such further deeds, bills of sale or other transfer documents as may be reasonably requested by Buyer in order to more effectively consummate the transactions contemplated hereby.

     5.2 Accounts Receivable. At Closing, Seller shall deliver to Buyer a true,
         -------------------
correct and complete detailed statement (certified by a duly authorized financial officer of Seller) as of the Closing Date of each Account Receivable. For the one hundred-twenty (120) day period following the Closing Date (the "Collection Period"), Buyer shall, on Seller's behalf, use its commercially
 -----------------
reasonable efforts to collect such Accounts Receivable in accordance with Buyer's customary billing and collection practices; provided, however, that
                                                    --------  -------
Buyer shall not commence litigation, employ counsel or engage the services of a collection agency to effect such collection without Seller's prior written consent, nor shall Buyer have any obligation to compromise, adjust, concede or settle any account receivable generated after the Closing Date, or otherwise grant any credit or allowance, to effect the collection of an Account Receivable. Absent written evidence that an account debtor owing an Account Receivable is disputing in good faith any portion of such Account Receivable or that any payment received from such account debtor corresponds to a particular account receivable, any payments received by Buyer during the Collection Period from such account debtor shall be presumed to represent payment on the most-aged account receivable then owing from such account debtor, whether the account receivable is for the account of Buyer or Seller. Any and all such Accounts Receivable collected by Buyer on Seller's behalf shall be remitted to Seller within five Business Days after the end of each calendar month during the Collection Period. Upon expiration of the Collection Period, Buyer shall have no further obligation to collect the Accounts Receivable on Seller's behalf. From and after the Closing Date through the expiration of the Collection Period, Seller agrees not to institute legal proceedings or engage the services of a collection agency to collect any Accounts Receivable without Buyer's prior written consent.

     5.3 Taxes, Fees and Expenses. All sales, use, transfer, and purchase Taxes
         ------------------------
and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement shall be paid by Seller. Except as otherwise provided in this Agreement, each party shall pay its own costs and expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of counsel, accountants, agents and other representatives.

     5.4 Bulk Sales Law. Buyer hereby waives compliance by Seller with the
         --------------
provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable United States, state or provincial bulk sales act or statute, if applicable ("Bulk Sales Law"), and Seller warrants and
                                      --------------
agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance to the extent that such liabilities arise before the Closing, and agrees to protect, defend, hold harmless and indemnify Buyer from and against any and all such claims and demands pursuant to the procedures set forth in Article VII hereof which shall
                                                -----------
apply thereto in all respects in the event liability for noncompliance with the Bulk Sales Law arises at any time following the Closing.

     5.5 Confidentiality. Except as necessary for the consummation of the
         ---------------
transactions contemplated hereby, each party hereto shall keep confidential the economic terms of this Agreement and any information which is obtained from the other party in connection with the transactions contemplated hereby, except to the extent that such materials or information are or become readily available to the public, have been obtained from independent sources, were known by either party on a non-confidential basis prior to disclosure to such party or are required to be disclosed in public filings or otherwise by applicable law.

     5.6 Noncompetition and Nonsolicitation.
         ----------------------------------

          (a) As additional consideration for Buyer's agreement to purchase the Assets and to pay the Purchase Price to Seller, each Seller, Jeffrey D. Gerson and Isaac Levy (collectively, the "Restricted Parties") has agreed to the
                                   ------------------
noncompetition, nonsolicitation and noninterference provisions set forth in subparagraphs (b), (c) and (d) below (collectively, the "Restrictive Covenant").
                                                         --------------------
Each of the Restricted Parties hereby represents and acknowledges that: (i) the Restrictive Covenant is being entered into in connection with Seller's sale of the Assets to Buyer and (ii) in the absence of the Restricted Parties agreeing to be bound by the terms and conditions of the Restrictive Covenant, the sale would not be consummated by Buyer.

          (b) For a period of twenty-four (24) months following the Closing Date (the "Noncompete Period"), each of the Restricted Parties agrees that such party
      -----------------
will not, within the Market, directly or indirectly, carry on, engage in, assist in or have any financial interest in, or otherwise participate or be involved in any way in, as an owner, partner, member, employee, agent, officer, board member, consultant, independent contractor or shareholder, any outdoor advertising business that is competitive with the Buyer's use and operation of the Assets. Nothing contained herein shall prohibit any of the Restricted Parties from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity which is publicly traded and in which such Restricted Party has no active participation. Notwithstanding the foregoing, nothing contained herein shall prohibit any of the Restricted Parties from continuing to own or operate any of the advertising displays referenced on Schedule 5.6 hereto. Nothing in this
                                       ------------
Section 5.6 shall be deemed to prohibit the Restricted Parties from engaging in
-----------
activities competitive with Buyer in connection with (i) the advertising displays referred to in Schedule 5.6, (ii) the development of the lease sites
                        ------------
referred to on Schedule 5.6, (iii) their ownership or operation of Capital
               ------------
Mobile Media LLC or (iv) their ownership or operation of Van Wagner/Capital LLC.

          (c) Each of the Restricted Parties further acknowledges and agrees that for a period of five (5) years from and after the Closing Date that such party shall not knowingly take any action, or cause any other person to take any action, which would impede, prohibit, restrict or interfere in any way with Buyer's ability to own or operate the Assets.

          (d) During the Noncompete Period, each of the Restricted Parties will not solicit for employment any employee of Buyer if such Person is then, or was at any time within the preceding one (1) year, an employee of Buyer, its subsidiaries or its Affiliates.

          (e) If, at the time of enforcement of the Restrictive Covenant, a court shall hold that the duration, scope, area or other restrictions stated therein are unreasonable, each of the Restricted Parties agrees that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

          (f) Each of the Restricted Parties hereby agrees that damages at law, including, but not limited to, monetary damages, would be an insufficient remedy to Buyer in the event that the Restrictive Covenant is violated and that, in addition to any remedies or rights that may be available to Buyer, all of which other remedies or rights shall be deemed to be cumulative, retained by Buyer and not waived by the enforcement of any remedy available hereunder, including, but not limited to, the right to sue for monetary damages, Buyer shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief, including, but not limited to, a temporary restraining order or temporary, preliminary or permanent injunction, to enforce the Restrictive Covenant, all of which shall constitute rights and remedies to which Buyer may be entitled.

     5.7 Financial Information. Seller hereby covenants and agrees that, unless
         ---------------------
otherwise specifically provided in this Agreement, any financial information delivered or required to be delivered pursuant to this Agreement and any calculations required to be made pursuant to this Agreement have been or shall be prepared or calculated in accordance with GAAP. At all times after the date hereof, Seller shall, and shall cause all of Seller's representatives (including Seller's independent public accountants) to, cooperate in all reasonable respects with the efforts of Buyer and Buyer's independent auditors to prepare such audited and interim unaudited financial statements with respect to Buyer's ownership of the Assets as Buyer may reasonably determine are necessary in connection with any filing required to be made by it or any of its Affiliates under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
                                                            ------------
the Securities Act of 1933, as amended (the "Securities Act"). Seller shall use
                                             --------------
commercially reasonable efforts to cause its independent public accountants to make available to Buyer and its representatives all of their work papers related to the financial statements or tax returns of Seller (to the extent they relate to the Assets or the operation of the Business) and to provide Buyer's independent public accountants with full access to those personnel who previously have been involved in the audit or review of Seller's financial statements or tax returns, subject to any limitations imposed by Seller's independent accountants. Any reasonable out-of-pocket costs incurred by Seller in connection with Seller's obligations under this Section 5.12 shall be
                                                   ------------
reimbursed by Buyer within a reasonable time after Buyer's receipt of reasonably detailed information regarding such costs.

     5.8 Employee Matters. The parties hereto acknowledge and agree that Buyer
         ----------------
is not a successor employer of Seller's employees for any purpose, was not required to employ any of such employees and has no liability whatsoever with respect to any employee of Seller arising from or related to such employee's employment relationship with Seller. Buyer intends to offer employment only to those persons listed on Schedule 5.8 hereto. Buyer will offer employment as of
                        ------------
the Closing Date to all of the persons listed on Schedule 5.8 on such terms of
                                                 ------------
employment as may be determined by Buyer in its sole and absolute discretion. All employees of Seller who are employed by Buyer on or after the Closing Date shall be new employees of Buyer and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Buyer may make available to its employees. Seller shall be responsible for any debt, liability or duty to pay of any nature whatsoever, whether secured, unsecured, recourse, non-recourse, liquidated, unliquidated, accrued, absolute, fixed contingent, ascertained, unascertained, known, unknown or otherwise, including without limitation, liabilities and obligations under executory contracts, to those employees not offered employment by Buyer, and Buyer shall have no obligations whatsoever with respect to such employees.

     5.9 Compliance with Laws.
         --------------------

          (a) Buyer may be entitled to indemnification from Seller to the extent that any Advertising Display was not in compliance with any applicable law or ordinance, as such law or ordinance was in effect prior to the Closing Date. Seller agrees, as further provided herein, to indemnify, defend and hold harmless Buyer and its Affiliates from and against any and all losses, liabilities, damages, expenses, costs, fines and penalties including, without limitation, any losses associated with Buyer's permanent inability to use any such Advertising Display, incurred by or assessed against Buyer or its Affiliates in connection with such noncompliance, up to a maximum of the amount for each Advertising Display set forth on Schedule 5.9 hereto, as reduced as
                                          ------------
hereinafter provided in Section 5.9(b).
                        --------------

          (b) The maximum indemnification liability amount with respect to any Advertising Display shall be reduced such that the maximum amount at any time for which Seller shall have indemnification responsibility with respect to an Advertising Display for noncompliance with applicable laws prior to the Closing Date shall equal the value of such Advertising Display as set forth on Schedule
                                                                       --------
5.9 (the "Value"), minus (i) the product of: (x) a fraction, the numerator of
---       -----
which shall be the number of years, including any partial years (based upon the number of days elapsed during such year over the actual number of days included in such year) which have elapsed from the Closing Date to the date that notice has been given to Seller of a Proceeding, as defined in Section 5.9(c) (an
                                                        --------------
"Indemnification Notice"), and the denominator of which shall be seven (7),
 ----------------------
multiplied by (y) the Value and, in the event the Proceeding seeks to permanently enjoin the use of an Advertising Display, (ii) minus the product of:
(x) a fraction, the numerator of which shall be the number of years, including any partial years (based upon the number of days elapsed during such year over the actual number of days included in such year ) which have elapsed from the date of the Indemnification Notice through the date on which Buyer is first permanently unable to use the Advertising Display or the date on which the Proceeding has been settled or the date that Buyer, in accordance with Section 5.9(d) hereof, has decided not to
                                    --------------
defend such Proceeding, and the denominator of which shall be fourteen (14), multiplied by (y) the Value. If any such Proceeding (the "First Proceeding")
                                                          ----------------
shall result in a Final Determination, settlement or other result which does not render Buyer permanently unable to use such Advertising Display, the maximum indemnification responsibility with respect to such Advertising Display in any subsequently initiated Proceeding shall be determined as though there had been no First Proceeding, except that in determining the maximum indemnification liability with respect to the Advertising Display in such subsequent Proceeding, the costs and expenses, including any fines, penalties and reasonable attorneys' fees, incurred in defending or prosecuting the First Proceeding shall be added to the Value. The parties acknowledge and agree, however, that in no event shall the amount for which Seller shall be responsible under this Section 5.9(b)
                                                            --------------
exceed the amount set forth on Schedule 5.9 with respect to such Advertising
                               ------------
Display. For purposes of illustration only, assuming the Closing had taken place on October 1, 2001, (i) if Seller, on March 31, 2003, received an Indemnification Notice regarding a Proceeding threatening to permanently enjoin the use of an Advertising Display and Buyer was first permanently unable to use the Advertising Display on September 30, 2004 as a result of such Proceeding, Buyer would be entitled to indemnification for its losses for so much of the Value as found by the formula: Value minus (x) (1.5/7) multiplied by the Value minus (y) (1.5/14) multiplied by Value.

          (c) Within five (5) Business Days after receipt by Buyer of any notice of any judicial or administrative action or proceeding (each, a "Proceeding")
                                                                 ----------
with respect to any Advertising Display, Buyer shall deliver a copy of such notice to Seller. Buyer shall control the defense of any such Proceeding, but Seller may elect to participate in any such Proceeding at its sole cost and expense. Notwithstanding the foregoing, Buyer may, after notice to Seller, in its sole and absolute discretion, settle without Seller's consent any such Proceeding to the extent such Proceeding seeks fines, penalties or other monetary damages. Buyer shall be entitled to receive from Seller the reasonable costs and expenses associated with the Proceeding prior to settlement thereof, or prior to the time a Final Determination (as defined herein) has been made, upon presentation of written evidence of such costs and expenses to Seller.

          (d) In the event that in any Proceeding in which the party instituting such Proceeding seeks an order or judgment permanently prohibiting the use of any Advertising Display and Buyer, acting in good faith, has determined that the party initiating such Proceeding may be entitled to such relief, Buyer may elect to settle or may decline to defend such Proceeding prior to the time that a Final Determination has been rendered regarding the prohibition on such Advertising Display; provided, however, that prior to settling or declining to
                     --------  -------
defend such Proceeding, Buyer shall have exercised commercially reasonable efforts to defend such Proceeding unless, in its reasonable business judgment, Buyer has determined that in the absence of the settlement of such Proceeding or by defending such Proceeding, Buyer would be materially adversely affected in the operation of the Assets or with respect to its financial condition relative to the threatened Asset. A "Final Determination" shall mean a judgment or decision of a court of competent jurisdiction or other applicable entity having authority to determine the issues raised in a Proceeding, which judgment or decision is not subject to appeal, reconsideration or review.

          (e) If a Proceeding seeks the payment of fines, penalties, or monetary damages, Seller may demand that Buyer (i) accept any such settlement offer made to Buyer with respect to such monetary claims or (ii) make a settlement offer, in the event Seller deems that it is commercially reasonable to do so. In the event that Buyer, in its sole and absolute discretion, elects not to settle such Proceeding when able to do so after demand by Seller, any further monetary liability of Seller with respect to such Proceeding following the date such Proceeding could have been settled on Seller's demand shall not exceed the amount of money offered by Seller to be paid in connection with such proposed settlement plus the costs and expenses associated with defending the Proceeding. If a Proceeding seeks the permanent removal of an Advertising Display, Seller may require Buyer to: (i) accept any settlement offer made to Buyer or (ii) make a settlement offer, in the event Seller deems that is commercially reasonable to do so. If the settlement results in the permanent inability of the Buyer to use any such Advertising Display, Seller shall pay the remaining amount required to be paid pursuant to Section 5.9(a) with respect to the relevant Advertising
                    --------------
Display. Buyer acknowledges and agrees that it shall give Seller notice of any proposed settlement offer or opportunity in any Proceeding.

          (f) During the course of any Proceeding, Buyer shall promptly deliver to Seller, and Seller shall promptly deliver to Buyer, copies of any filings or other written communications by such party with the relevant court or administrative agency, and such party shall use its commercially reasonable efforts promptly to provide to the other party the substance of any material oral communications with such court or administrative agency.

          (g) In the event that Seller makes an indemnification payment pursuant to this Section 5.9 as a result of a Proceeding alleging that Buyer is
        -----------
permanently unable to use any Advertising Display, other than an indemnification payment related to costs and expenses associated with defending or settling any such action where Buyer will continue to operate the Advertising Display, Buyer shall, at the time of such payment from Seller, transfer to Seller all of Buyer's right, title and interest in the Advertising Display and the related assets required for the operation of the Advertising Display.

          (h) In the event that Buyer is entitled to indemnification from Seller pursuant to this Section 5.9, Buyer first shall be reimbursed from the escrow
                 -----------
deposit pursuant to the terms and conditions of the Indemnification Escrow Agreement provided for in Section 2.5. To the extent that the amount of such
                          -----------
escrow deposit is insufficient to reimburse Buyer in accordance with Section
                                                                     -------
5.9(a), Buyer shall be entitled to indemnification from Seller directly.
------

     5.10 Additional Site. Seller hereby acknowledges and agrees that it shall
          ---------------
use its commercially reasonable efforts to enter into an extension of the existing lease for the site located at 21-09 Borden Avenue, New York, New York (the "Additional Site") on terms acceptable to Buyer. The parties hereto
      ---------------
acknowledge and agree that in the event that Seller is able to deliver a lease extension for the Additional Site to Buyer within one hundred fifty (150) days from the date of Closing, along with the additional assets related to the continued operation of the Additional Site, pursuant to definitive documentation containing the representations, warranties and covenants that would have been made with respect to such assets had such assets been delivered on the Closing Date, Buyer shall be obligated to pay Seller cash in the amount of Six Hundred Forty Three Thousand Three Hundred Eighty Three Dollars ($643,383) upon the delivery to Buyer of the lease extension and the assets related to the ownership and operation of the Additional Site. Notwithstanding the foregoing, Sixty Four Thousand Three Hundred Thirty Eight Dollars and Thirty Cents ($64,338.30) shall be paid into escrow at the time of delivery of the Additional Site to Buyer and shall be retained by the escrow agent pursuant to the terms of the Indemnification Escrow Agreement. Failure by Seller to deliver the Additional Site will not constitute a breach of this Agreement, but Seller will forfeit its right to receive the additional compensation for the delivery of such Additional Site as provided in this Section 5.10. The Additional Site shall be included as
                         ------------
a Retained Site on Schedule A to the Sales Representation Agreement being
                   ----------
executed simultaneously herewith, and shall be subject to the terms and conditions thereof, unless and until it is transferred to Buyer as provided herein.

     5.11 Condemnation Indemnity. Notwithstanding any provision contained herein
          ----------------------
to the contrary, in the event that the Site Lease related to 634 8th Avenue is terminated by reason of a condemnation proceeding pursuant to the applicable provisions of New York law (the "Condemnation Proceeding") and the related
                                 -----------------------
Advertising Display is required to be removed by reason of such Condemnation Proceeding prior to May 30, 2003, or, if such Site Lease has been extended pursuant to the terms of Section 15 thereof, May 31, 2007, Seller acknowledges that it shall pay to Buyer the "Repayment Amount" (as hereinafter defined) with respect to such Site Lease. The Repayment Amount with respect to such Site Lease shall equal: (a) the product (the "Product") of (i) a fraction, the numerator of
                                   -------
which shall be 7 minus the number of years, including any partial years (based upon the number of days elapsed during such year over the actual number of days included in such year) elapsed after the Closing Date through the date that such Advertising Display is required to be and has been removed, and the denominator of which shall be 7, and (ii) the value of such Site Lease assigned thereto on
Schedule 5.9, minus (b) the amount of any award or settlement payable to Buyer
------------
in the Condemnation Proceeding or Further Proceeding (as hereinafter defined). Buyer shall deliver a copy of any offer, pursuant to the applicable provisions of New York law, from any agency possessing the power of eminent domain to purchase such Site Lease or any assets related thereto, as well as any notice of the commencement of any such Condemnation Proceeding and all actions, including proceedings to determine just compensation for such acquisition pursuant to the applicable provisions of New York law, which may be instituted in connection therewith (the "Further Proceedings"). Seller may elect to participate in any
                -------------------
Condemnation Proceeding, Further Proceedings or settlement discussions related thereto at its sole cost and expense. Buyer may not accept any amount offered by way of settlement either prior to, or during, the Condemnation Proceeding or any Further Proceeding (the "Offer") without the prior written consent of Seller,
                         -----
which consent shall not be unreasonably withheld. In the event Buyer wishes to accept the Offer, and Seller does not consent thereto, Seller may, at its sole cost and expense, assume control of the Condemnation Proceeding or any Further Proceeding and shall indemnify and hold Buyer harmless from all costs, expenses and disbursements arising out of or relating to the conduct of the Condemnation Proceeding or any Further Proceeding up to Seller's assumption of control. In determining the

Repayment Amount, in the event Seller has assumed control of the Condemnation Proceeding or any Further Proceeding prior to the removal of the Advertising Display, for purposes this Section 5.11, the date that the Advertising Display
                           ------------
has been deemed to have been finally removed shall be the date on which Seller has assumed control of the Condemnation Proceeding or Further Proceeding, unless such removal had earlier occurred. In the event that Seller has assumed control of the Condemnation Proceeding or any Further Proceeding, Seller shall be entitled to recover its reasonable costs and expenses associated with such control of the Condemnation Proceeding or Further Proceeding out of the positive difference, if any, (but not to exceed such positive difference) between (i) any positive difference between the amount of any award or settlement payable to Buyer in the Condemnation Proceeding or Further Proceeding generated by Seller following Seller's assumption of control of the Condemnation Proceeding or Further Proceeding and the settlement amount that Buyer would have obtained had Seller not assumed control of such Condemnation Proceeding or Further Proceeding and (ii) the Repayment Amount to which Buyer would have been entitled had Seller not assumed control of the Condemnation Proceeding or Further Proceeding.

     5.12 255 Centre Street Lease. Seller hereby acknowledges that Buyer should
          -----------------------
be entitled, following the assignment of Seller's rights thereunder to Buyer, to continue to lease the premises located at 255 Centre Street through the expiration of the term of the 255 Centre Street Site Lease (the "Centre Street
                                                                 -------------
Lease"), notwithstanding the provisions of Paragraph 21 of the Centre Street
-----
Lease. If at any time Buyer is required to institute or to defend any Proceeding in connection with a threatened termination or modification of the Centre Street Lease by the lessor thereunder by reason of the provisions of Paragraph 21 of the Centre Street Lease, Buyer shall be entitled to prosecute or to defend such action and Seller shall be required to reimburse Buyer for one-half of Buyer's expenses, including reasonable attorney's fees, incurred in prosecuting or defending such Proceeding. In connection with any Proceeding, in the event that Buyer's rights under the Centre Street Lease are terminated pursuant to a Final Determination (as such term is defined in Section 5.9) as a result of the
                                          -----------
invocation by the lessor thereof of the provisions of Paragraph 21 of the Centre Street Lease prior to the expiration of the term of the Centre Street Lease, Seller acknowledges that it shall be required to pay to Buyer the "Adjustment Amount" (as hereinafter defined) with respect to the Centre Street Lease. The Adjustment amount shall equal: (a) the product of (i) a fraction, the numerator of which shall be 7 minus the number of years, including any partial years (based upon the number of days elapsed during such year over the actual number of days contained in such year) elapsed after the Closing Date through the date of the Final Determination and the denominator of which shall be 7, and (ii) the value of the Centre Street Lease assigned thereto on Schedule 5.9, minus (b) any
                                                     ------------
amount which Buyer may recover in connection with the Proceeding regarding the termination of the Site Lease.

     5.13 Advertising Contract Covenant. Seller hereby represents, warrants,
          -----------------------------
covenants and agrees that Buyer shall be able to secure an advertising contract or contracts (collectively, the "Replacement Contract") for the Advertising
                                 --------------------
Display located at 183 Broadway which will generate net revenues to Buyer during the twelve month period following the expiration of the existing Advertising Contract for such location in an aggregate amount equal to or greater than $125,000. Seller hereby further covenants that in the event that Buyer is unable to secure a Replacement Contract which has generated an aggregate amount of net revenue equal to or greater than $125,000 during the twelve month period following the expiration of the existing Advertising Contract that, as soon as is reasonably practicable following receipt of written evidence of the actual net revenue generated by the Advertising Display during such twelve month period, Seller shall remit to Buyer the difference between $125,000 and the actual net revenue which was generated by the Advertising Display during such twelve month period.

                                   ARTICLE VI

                      CLOSING; TERMINATION AND RISK OF LOSS

     6.1 Closing. The execution of this Agreement by the parties and the Closing
         -------
shall take place simultaneously on the date hereof, and shall be held at the offices of Buyer's attorney, or at such other place or time as shall be mutually agreed upon by Buyer and Seller.

     6.2 Deliveries by Seller. Prior to, or on the Closing Date, as applicable,
         --------------------
Seller shall deliver or shall cause to be delivered to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

          (a) Indemnification Escrow Agreement. A duly executed Indemnification
              --------------------------------
Escrow Agreement, substantially in the form of Exhibit A hereto;
                                               ---------

          (b) Bill of Sale. A duly executed Bill of Sale , substantially in the
              ------------
form of Exhibit B hereto.
        ---------

          (c) Assignment Agreement. A duly executed Assignment and Assumption
              --------------------
Agreement with respect to the Assumed Contracts, substantially in the form of Exhibit C hereto;
---------

          (d) Consents. A copy of each required Consent listed on Schedule 3.8;
              --------                                            ------------

          (e) Certified Resolutions. A certificate of Seller, dated as of the
              ---------------------
Closing Date, executed by an officer of Seller certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's board of directors and shareholders, authorizing and approving the execution of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect;

          (f) Licenses, Contracts, Business Records, Etc. To the extent they are
              ------------------------------------------
in possession of Seller, copies of all Licenses, Assumed Contracts, plans, engineering records, and all files and records used by Seller in connection with the ownership of the Assets or the operation of the Assets;

          (g) Good Standing. Certificates of Good Standing of Seller issued by
              -------------
the Special Deputy Secretary of State of the State of New York and by the New York Department of Taxation, dated within thirty (30) days of the Closing Date and brought down to the Closing Date by facsimile of such Comptroller or Treasurer.

          (h) Pay-Off Letters. Pay-off Letters evidencing payment of Seller's
              ---------------
obligations with respect to any outstanding loan agreements or capital leases which are secured by the Assets;

          (i) UCC-3 Termination Statements. UCC-3 Termination Statements
              ----------------------------
terminating or releasing any outstanding Liens against the Assets;

          (j) Estoppel Certificates. Seller shall have delivered to Buyer such
              ---------------------
estoppel certificates as Buyer shall have reasonably requested;

          (k) Agreement Regarding 183 Broadway. A counterpart of that certain
              --------------------------------
agreement relating to the transfer of Seller's rights to Buyer with respect to the Advertising Display located at 183 Broadway; and

          (l) Other. Duly executed copies of all other deeds, endorsements,
              -----
assignments, consents and instruments as may be necessary to transfer the Assets to Buyer.

     6.3 Deliveries by Buyer. Prior to, or on the Closing Date, as applicable,
         -------------------
Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

          (a) Closing Payment. The Closing Payment, as provided in Section 2.5
              ---------------                                      -----------
hereof;

          (b) Assumption Agreement. A duly executed counterpart of the
              --------------------
Assignment and Assumption Agreement with respect to the Assumed Contracts, substantially in the form of Exhibit B hereto;
                             ---------

          (c) Good Standing. A certificate of good standing of Buyer issued by
              -------------
the Secretary of State of Delaware, dated within thirty (30) days of the Closing Date and brought down to the Closing Date by telegram of the Secretary of State of Delaware; and

          (d) Agreement Regarding 183 Broadway. A counterpart of that certain
              --------------------------------
agreement relating to the transfer of Seller's rights to Buyer with respect to the Advertising Display located at 183 Broadway.

                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

     7.1 Survival of Representations, Warranties and Covenants.
         -----------------------------------------------------

          (a) Notwithstanding any examination made for or on behalf of any of the parties hereto, the knowledge of any officer, director, employee or agent of any of the parties hereto or any of their respective Affiliates, or the acceptance of any certificate contemplated hereby, all representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of two (2) years except for any breach of the representations and warranties contained in Section 3.12 hereof, which shall survive the Closing
                        ------------
Date until the expiration of the applicable statute of limitations, the representations and warranties contained in Section 3.18 hereof, which shall
                                            ------------
survive the Closing Date for ten (10) years, and the representations and warranties contained in Section 3.17 hereof, which shall survive the Closing
                        ------------
Date indefinitely.

          (b) Unless a specified period is set forth in this Agreement (in which event such period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely provided that any claim for indemnification must be brought prior to the expiration of any applicable statute of limitations.

     7.2 Indemnification by Seller. Seller agrees to indemnify, defend and hold
         -------------------------
harmless Buyer and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against:

          (a) Any and all losses, liabilities or damages resulting from any untrue representation or breach of any warranty by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

          (b) Any and all losses, liabilities or damages resulting from the nonfulfillment of any covenant or other agreement of the Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

          (c) Any and all losses, liabilities or damages resulting from Seller's ownership of the Assets or operation or control of the Business prior to the Closing Date, including, without limitation, any and all liabilities arising under the Licenses, the Assumed Contracts or the Site Leases which relate to events occurring prior to the Closing Date;

          (d) Any Excluded Liabilities;

          (e) Any failure to comply with the Bulk Sales Law; and

          (f) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs or expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

     7.3 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold
         ------------------------
harmless Seller and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against:

          (a) Any and all losses, liabilities or damages resulting from any untrue representation or breach of warranty by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (b) Any and all losses, liabilities or damages resulting from the nonfulfillment of any covenant or other agreement of Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (c) Any and all losses, liabilities or damages resulting from Buyer's ownership of the Assets on and after the Closing Date, including, without limitation, any and all liabilities arising under the Assumed Contracts which relate to events occurring after the Closing Date; or

          (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs or expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

     7.4 Procedure for Indemnification. The procedure for indemnification shall
         -----------------------------
be as follows:

          (a) The party claiming indemnification (the "Claimant") shall give
                                                       --------
reasonably prompt notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a
 ------------------
third party, specifying: (i) the factual basis for such claim and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten (10) Business Days after written notice of such action, suit or proceeding is received by Claimant.

          (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have twenty (20) Business Days (or such shorter period of time as may be required to respond to the subject litigation or proceeding) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 20-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim and retain separate co-counsel at the Indemnifying Party's expense; provided if requested to participate at Indemnifying Party's request or if the Claimant reasonably believes (based upon an opinion of counsel) that a conflict of interest exists between Claimant and the Indemnifying Party, then the Claimant will be reimbursed for reasonable expenses of counsel. The Indemnifying Party will select counsel reasonably satisfactory to the Claimant. The Indemnifying Party will not consent to an entry of judgment or settlement without release of liability and, with respect to nonmonetary terms, the Claimant's consent (not to be unreasonably withheld or delayed).

          (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

          (e) If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

     7.5 Limitations on Indemnification.
         ------------------------------

          (a) No individual representative of Seller or Buyer shall be personally liable for any losses, liabilities or damages under the provisions contained in this Article 7. Nothing herein shall relieve either party of any
                  ---------
liability to make any payment expressly required to be made by such party pursuant to this Agreement.

          (b) Buyer shall not be entitled to indemnification under Section 7.2
                                                                   -----------
unless and until the amount for which Buyer is entitled to indemnification under this Agreement exceeds Twenty Five Thousand Dollars ($25,000) (the "Basket") in
                                                                    ------
the aggregate for all such matters, whereupon Buyer shall be entitled to indemnification for all losses, liabilities, damages, costs and expenses which have been incurred; provided, however, that the Basket shall not apply to claims
                    --------  -------
based on intentional fraud by Seller.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, Buyer acknowledges and agrees as follows: the maximum aggregate liability of Seller to Buyer for any and all losses, liabilities or damages incurred or suffered by Buyer (including losses, liabilities or damages with respect to claims of third parties) pursuant to this Agreement and the Ancillary Agreements shall not exceed the sum of the Purchase Price and the amount, if any, paid by Buyer for the Additional Site in accordance with Section 5.10,
                                                              ------------
regardless of whether Buyer seeks to recover pursuant to this Article 7, Section
                                                              ---------  -------
5.9, Section 5.11, Section 5.12, Section 5.13, or otherwise regardless of the
---  ------------  ------------  ------------
form of action, whether in contract or tort, including negligence, and regardless of whether or not Seller and Buyer are notified of the possibility of damages to Buyer; provided, however, that nothing herein shall limit the
                  --------  -------
remedies Buyer may have for losses, liabilities or damages based on intentional fraud by Seller or in any claim for indemnification Buyer may have with respect to Section 2.8 of this Agreement.
   -----------

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Notices. All notices, demands, and requests required or permitted to be
         -------
given under the provisions of this Agreement shall be: (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by telecopy,
(iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon confirmation thereof and (iv) addressed as follows:

          If to Seller:

               Capital Advertising, Inc.
               253 5th Avenue, Second Floor
               New York, New York  10016
               Attention:  Jeffrey D. Gerson
               Fax No.: (212) 448-9687

          With a copy to:

               Mark D. Geraghty, Esq.
               Davidoff & Malito
               605 Third Avenue, 34th Floor
               New York, NY  10158
               Fax No.: (212) 286-1884

          If to Buyer:

               NextMedia Outdoor, Inc.
               6312 South Fiddler's Green Circle, 360E
               Englewood, CO  80111
               Attention:  Sean Stover
               Fax No.: (303) 694-4940

          With a copy to:

               Weil, Gotshal & Manges, LLP
               100 Crescent Court, Suite 1300
               Dallas, TX  75201-6950
               Attention:  Glenn D. West
               Fax No.: (214) 746-7777

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section
                                                                      -------
8.1.
---

     8.2  Benefit and Binding Effect.  Neither party may assign this Agreement
          --------------------------
without the prior written consent of the other party hereto; provided, however,
                                                             --------  -------
that Buyer may assign this Agreement: (i) to any of its wholly owned subsidiaries or Affiliates or (ii) upon five days prior written notice to Seller, to any Person in connection with (x) the sale of all or substantially all of Buyer's assets, (y) any dissolution, merger, consolidation or other reorganization of Buyer or (z) the sale or transfer of at least fifty percent (50%) of the capital stock of the Buyer. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.3  Headings.  The headings herein are included for ease of reference only
          --------
and shall not control or affect the meaning or construction of the provisions of this Agreement.

     8.4  Gender and Number.  Words used herein, regardless of the gender and
          -----------------
number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     8.5  Counterparts. This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

     8.6  Entire Agreement. This Agreement, all schedules and exhibits hereto
          ----------------
and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules, and exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein. This Agreement supersedes all prior negotiations and understandings between Buyer and Seller whatsoever, and all letters of intent and other writings relating to such negotiations and understandings.

     8.7  Amendment. This Agreement cannot be amended, supplemented or modified
          ---------
except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     8.8  Severability. If in any jurisdiction any provision of this Agreement
          ------------
or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     8.9  Governing Law.  This Agreement will be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

     8.10 Jurisdiction. THE PARTIES HERETO AGREE THAT ANY DISPUTE BETWEEN OR
          ------------
AMONG THE PARTIES HERETO SHALL BE BROUGHT BEFORE EITHER (i) THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR (ii) THE UNITED STATES DISTRICT COURT IN THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE THE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND MATTERS RELATING TO THE INTERPRETATION AND ENFORCEMENT OF THIS

AGREEMENT, AND EACH OF THE PARTIES EXPRESSLY CONSENTS TO SUCH JURISDICTION.

     This Agreement has been executed by the parties hereto as of the date first above written.

                              NEXTMEDIA OUTDOOR, INC.


                              By:_____________________

                              Name:___________________

                              Title:__________________


                              CAPITAL ADVERTISING, INC.


                              By:_____________________

                              Name:___________________

                              Title:__________________


                              CAPITAL MEDIA II, INC.


                              By:_____________________

                              Name:___________________

                              Title:__________________

                              CAPITAL OUTDOOR, INC.


                              By:_____________________

                              Name:___________________

                              Title:__________________


                              The following individuals, solely with respect to
                              Section 5.6 hereof:
                              -----------



                              ________________________
                              Jeffrey D. Gerson


                              ________________________
                              Isaac Levy